                                                                   EXHIBIT 21.1

                         TOREADOR RESOURCES CORPORATION
                        AND SUBSIDIARIES AS OF APRIL 2002



                 Company                                         Jurisdiction
                 -------                                         ------------
Toreador Resources Corporation                                      Delaware
Toreador Exploration & Production Inc.                                Texas
Tormin, Inc.                                                        Delaware
Toreador Acquisition Corporation.                                   Delaware
EnergyNet.com, Inc.                                                   Texas

Madison Oil Company                                                 Delaware
Madison (Turkey), Inc.                                              Delaware
Madison Oil Turkey, Inc.                                             Liberia
Trinidad Exploration and Development Ltd.                           Trinidad
Madison Petroleum, Inc.                                             Delaware
Madison Oil Company Europe                                          Delaware
Madison Oil France, S.A.                                             France
Madison Energy France SCS                                            France